UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

ARTHROCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27422	94-3180312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 Rialto Blvd., Building Two, Suite 100, Austin, TX 78735
(Address of principal executive offices, zip code)

(512) 391-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 4, 2007, Marvin Duane Lee filed a lawsuit derivatively on behalf of ArthroCare Corporation against certain of the Company’s directors, officers and employees in the United States District Court, Western District of Texas, Austin Division, alleging a violation of federal securities laws and various state law claims related to alleged stock option backdating. Steven Nelson filed a similar lawsuit against the same defendants in the same court on February 16, 2007. These lawsuits sought monetary damages, an accounting, and various corporate governance changes. The Company filed motions to dismiss both lawsuits. On March 30, 2007, both of these lawsuits were voluntarily dismissed by the plaintiffs without prejudice and without settlement or any payment by the Company or the individual defendants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 2, 2007	By:	/s/ Michael Baker
Michael Baker Chief Executive Officer